Exhibit 99.2 PRESS RELEASE Customers Bancorp, Inc. Announces Pricing of Voting Common Stock Offering WEST READING, PA (September 3, 2025) – Customers Bancorp, Inc. (NYSE: CUBI) (“Customers” or the “Company”), a holding company that operates through its wholly owned banking subsidiary, Customers Bank (the “Bank”), announced today the pricing of the previously announced underwritten public offering of 2,189,781 shares of its voting common stock, $1.00 per share par value, at a public offering price of $68.50 per share. The gross proceeds to the Company is approximately $150 million. In addition, the Company has granted the underwriters a 30-day right to purchase up to an additional 328,467 shares of voting common stock at the public offering price, less underwriting discounts and commissions. Morgan Stanley, Keefe, Bruyette & Woods, A Stifel Company, and Raymond James & Associates, Inc. are serving as joint book-running managers for the offering. B. Riley Securities, D.A. Davidson & Co., Hovde Group, LLC and Maxim Group LLC are acting as co-managers for the offering. The Company intends to use the net proceeds of this offering of voting common stock for general corporate purposes to support organic growth, which may include: refinancing, reducing or repaying indebtedness; repurchasing shares of voting common stock; redeeming, in whole or in part, shares of Series F Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock; investments in Customers Bank and any other of the Company’s subsidiaries as regulatory capital to fund growth; financing, in whole or in part, possible investments or acquisitions; expansion of the Company’s business; and investments at the holding company level. The Company expects to close the offering, subject to customary conditions, on or about September 5, 2025. Additional Information Regarding the Offering The offering of voting common stock is being made pursuant to a registration statement on Form S-3 (File No. 333-290008 that became effective on September 3, 2025. A preliminary prospectus supplement to which this communication relates has been filed with the Securities and Exchange Commission (the “SEC”). Prospective investors should read the preliminary prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. Alternatively, when available, copies of the preliminary prospectus supplement, the prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; Keefe, Bruyette & Woods, Inc., A Stifel Company, Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, New York 10019 or by calling toll-free at (800) 966-1559; or Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL, 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com. About Customers Bancorp Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $22 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. No Offer or Solicitation This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Forward-Looking Statements This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed offering, including the expected use of proceeds from and closing of the offering. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward- looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Media & Investor Contact: Jordan Baucum VP, Corporate Communications jbaucum@customersbank.com